EXHIBIT (10) (A)
                                ----------------
                          Independent Auditors' Consent





INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-39240 of First Ameritas Variable Annuity Separate Account on Form N-4 of our report dated October 2, 2000, on the statutory basis financial statements of First Ameritas Life Insurance Corp. of New York, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Lincoln, Nebraska
October 10, 2000